Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-230904, and 333-227639) of our report dated January 18, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Up North Hosting, LLC as of and for the year ended December 31, 2020, included in this Amendment No.1 to Current Report on Form 8-K.

/s/ Friedman LLP
New York, New York
January 18, 2022